Exhibit 99.1

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MAKO SURGICAL CORP. ANNOUNCES DEFINITIVE AGREEMENT TO BE ACQUIRED
BY STRYKER CORPORATION FOR $30 PER SHARE IN CASH

FT. LAUDERDALE, Fla., Sept. 25, 2013 – MAKO Surgical Corp. (Nasdaq:MAKO) today announced a definitive agreement with Stryker Corporation (NYSE:SYK), by which Stryker will acquire all of the outstanding shares of MAKO for $30.00 per share in cash, for an aggregate purchase price of approximately $1.65 billion.

“The combination of Stryker’s established industry leadership with MAKO’s innovative products and people contains the power to positively transform orthopedics,” said Maurice R. Ferré, M.D., President and Chief Executive Officer. “It is with this in mind that MAKO’s board of directors unanimously voted to recommend that MAKO’s shareholders vote in favor of it.”

“MAKO has established a compelling technology platform in robotic assisted surgery which we believe has considerable long term potential in joint reconstruction,” said Kevin A. Lobo, President and Chief Executive Officer. “The acquisition of MAKO combined with Stryker’s strong history in joint reconstruction, capital equipment (operating room integration and surgical navigation) and surgical instruments will help further advance the growth of robotic assisted surgery. Our combined expertise offers the potential to simplify joint reconstruction procedures, reduce variability and enhance the surgeon and patient experience. We look forward to welcoming the MAKO team to Stryker.”

The transaction is subject to customary closing conditions, including MAKO stockholder approval.

In connection with this transaction, J.P. Morgan is acting as financial advisor and Wachtell, Lipton, Rosen & Katz and Foley & Lardner LLP are acting as legal advisors to MAKO.

About MAKO

MAKO Surgical Corp. is a medical device company that markets its RIO® Robotic-Arm Interactive Orthopedic system, joint specific applications for the knee and hip, and proprietary RESTORIS® implants for orthopedic procedures called MAKOplasty®. The RIO is a surgeon-interactive tactile surgical platform that incorporates a robotic arm and patient-specific visualization technology, which enables precise, consistently reproducible bone resection for the accurate insertion and alignment of MAKO's RESTORIS implants. The MAKOplasty solution incorporates technologies enabled by an intellectual property portfolio including more than 300 U.S. and foreign, owned and licensed, patents and patent applications. Additional information can be found at www.makosurgical.com.

Contacts

MAKO Surgical Corp.
954-628-1706
investorrelations@makosurgical.com

or

Westwicke Partners
Mark Klausner
443-213-0500
makosurgical@westwicke.com

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. MAKO intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "ongoing," "outlook," "guidance" or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties.  These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain MAKO shareholder approval or the failure to satisfy any of the other closing conditions, (3) risks related to disruption of management’s attention from MAKO’s ongoing business operations due to the transaction and (4) the effect of the announcement of the transaction on the ability of MAKO to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally.  Additional risks are described under Item 1A, "Risk Factors," in MAKO's periodic filings with the Securities and Exchange Commission, including MAKO's annual report on Form 10-K for the year ended December 31, 2012 filed on February 28, 2013. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. MAKO does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It – MAKO Surgical Corp.

This press release does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, MAKO will file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, MAKO’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that MAKO files with the SEC (when available) from the SEC’s website at www.sec.gov and MAKO’s website at www.makosurgical.com. In addition, the proxy statement and other documents filed by MAKO with the SEC (when available) may be obtained from MAKO free of charge by directing a request to MAKO Surgical Corp., Investor Relations Department, 2555 Davie Road, Ft. Lauderdale, Florida 33317, 954-628-1706.

MAKO and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from MAKO’s shareholders with respect to the proposed acquisition of MAKO by Stryker. Security holders may obtain information regarding the names, affiliations and interests of such individuals in MAKO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and its definitive proxy statement for the 2013 annual meeting of shareholders. Additional information regarding the interests of such individuals in the proposed acquisition of MAKO by Stryker will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and MAKO’s website at www.makosurgical.com.